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                                  EXHIBIT 10.22


                   MANUFACTURING AND DISTRIBUTION AGREEMENT BY
                 AND BETWEEN THE COMPANY AND MISTIC BRANDS, INC.

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                    MANUFACTURING AND DISTRIBUTION AGREEMENT



THIS AGREEMENT dated as of July , 1996 , between SARATOGA BEVERAGE GROUP, INC., a Delaware corporation ("SARATOGA"), and MISTIC BRANDS, INC., a Delaware corporation ("MISTIC").

                                    WITNESS:

WHEREAS, SARATOGA is the owner and the licensor of the trademark Saratoga Splash (the "TRADEMARK"); and

WHEREAS, MISTIC is desirous of being granted a license by SARATOGA to manufacture and package certain sweetened, flavored, non-carbonated beverages made with spring water, as specifically set forth in Exhibit A hereto (the "BEVERAGES") for sale under the TRADEMARK within the defined and limited territory described in Exhibit B hereto (the "TERRITORY"); and

WHEREAS, SARATOGA is willing to grant such license to MISTIC upon the terms and subject to the conditions herein set forth:

NOW, THEREFORE, in consideration of the mutual promises set forth herein, SARATOGA and MISTIC hereby agree as follows:

SECTION 1. GRANT OF LICENSE BY SARATOGA TO MISTIC

         (1.1) EXCLUSIVE LICENSE. SARATOGA hereby grants to MISTIC an exclusive license to manufacture, package, and sell the BEVERAGES within the TERRITORY, subject to the terms set forth in this Agreement.

         (1.2) MANUFACTURING. The BEVERAGES shall be manufactured in accordance with the standards, formulae, and procedures established and revised by MISTIC from time to time, subject to approval by SARATOGA, which approval will not be withheld unreasonably. MISTIC and/or third party co-packers contracted by MISTIC shall furnish all ingredients other than water necessary to manufacture the BEVERAGES, including sweetener, sodium benzoate, potassium sorbate, citric acid and packaging materials. MISTIC will obtain water either from SARATOGA or from another spring source in accordance with Section 2.3 hereof.

         (1.3) PACKAGING. The BEVERAGES shall be packaged in containers of the types, designs and sizes specified in Exhibit A.

         (1.4) SALE. MISTIC is authorized to distribute and sell the BEVERAGES within the TERRITORY. Any sub-distributorship arrangements of MISTIC for the BEVERAGES shall be subject to approval by SARATOGA, which approval will not be withheld unreasonably.



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         (1.5)    USE OF TRADEMARK. MISTIC is authorized and licensed to use the
                  TRADEMARK on containers for the BEVERAGES in such form and manner as shall be permitted by SARATOGA.

         (1.6) ROYALTIES. For each physical case of BEVERAGES sold in any part of the TERRITORY east of the Mississippi River, MISTIC shall pay to SARATOGA a royalty of $.50, and for each physical case of BEVERAGES sold in any part of the TERRITORY west of the Mississippi River, MISTIC shall pay to SARATOGA a royalty of $.25, provided, however, that the per case royalties shall be reduced by 20% for each case sold after the first 500,000 physical cases in any calendar year. Royalties will be calculated based on shipments to MISTIC customers, net of returns for sub-standard product and shall be payable thirty
                  (30) days after the end of each month. For purposes of this
                  Section 1.6, a "physical case" will consist of either 24 16-ounce or 16.9-ounce bottles or 12 one-liter bottles.

SECTION 2.  MISTIC'S COVENANTS

         (2.1) MANUFACTURE AND PACKAGING. MISTIC shall comply with all instructions, formulae, standards, manufacturing specifications, production and warehousing procedures and quality control criteria and procedures in the manufacture and packaging of the BEVERAGES which are from time to time prescribed by MISTIC for the purpose of assuring production and sale of BEVERAGES of uniform standards and quality. The standards, specifications, criteria and procedures prescribed by MISTIC shall be consistent with industry standards. MISTIC will comply with all applicable laws and regulations with respect to the manufacture, packaging and labeling of the BEVERAGES and the operation of its business.

         (2.2) SUB-STANDARD PRODUCT. In the event of a failure by MISTIC to comply with any required standards, formulae and procedures which would cause the BEVERAGES to be sub-standard, or should any of the BEVERAGES not comply with the standards for any reason, then MISTIC will immediately cease all further production and shipment of the subject BEVERAGES until such failure is corrected and, if requested by SARATOGA, MISTIC will promptly recall to MISTIC's warehouse(s) or plant(s) any such sub-standard product, at MISTIC's sole expense. MISTIC will conduct any such recall in accordance with industry standards.

         (2.3) SARATOGA WATER. MISTIC may, but is not obligated to, purchase water necessary to manufacture BEVERAGES from SARATOGA. SARATOGA shall fill all orders placed by MISTIC for water necessary to manufacture the BEVERAGES. The price for such water supplied by SARATOGA shall be equal to SARATOGA's direct costs, i.e. the cost incurred by SARATOGA to get the water from the ground into a tanker or other container for shipment. MISTIC shall bear the costs of freight to the production location. Any water obtained by MISTIC from sources other than SARATOGA used in the manufacture of the BEVERAGES shall be subject to approval by SARATOGA, which approval will not be withheld unreasonably.

         (2.4) QUALITY CONTROL. MISTIC shall develop quality control sampling and reporting procedures for the BEVERAGES which are similar to the quality control sampling and


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                  reporting procedures MISTIC uses with respect to its branded products. At SARATOGA's request, MISTIC shall furnish product samples to SARATOGA.

         (2.5) SALES PROMOTION AND ADVERTISING. MISTIC shall develop point-of-sale material bearing the TRADEMARK. MISTIC shall submit such material and all other sales, promotional and advertising materials not prepared by SARATOGA and depicting the TRADEMARK in writing to SARATOGA for its prior written approval.

         (2.6) BOOKS AND RECORDS. MISTIC shall maintain full and accurate books and records showing production and sales of the BEVERAGES and shall furnish monthly reports with respect thereto to SARATOGA.

         (2.7) INDEMNIFICATION OF SARATOGA. MISTIC shall protect, indemnify and save and hold SARATOGA harmless from and against any and all fines, claims, costs, expenses (including attorney fees and court costs), demands, damages, actions, causes of action and other liabilities of every kind and nature whether involving negligence, breach of warranty, product liability, strict liability of other underlying theory of liability, arising or resulting directly or indirectly from the manufacture, distribution and sale of any BEVERAGES and not due to any impurity, adulteration or misbranding of water supplied by SARATOGA as of the time of delivery to MISTIC by SARATOGA. At the request of SARATOGA, MISTIC will defend SARATOGA in connection with any claim, suit, action or proceeding covered by such indemnification.

         (2.8) PRODUCT LIABILITY INSURANCE. MISTIC will obtain and maintain product liability insurance at least in the amounts of $10,000,000 for bodily injury to any person per any one occurrence, $10,000,000 for bodily injury sustained by two or more persons per any one occurrence, and $5,000,000 for property damage per any one occurrence, and shall furnish to SARATOGA within fifteen (15) days after the date of this Agreement a certificate of insurance establishing that such insurance is in effect and shall not be canceled or modified on less than thirty (30) days' prior written notice to SARATOGA.

SECTION 3.  SARATOGA COVENANTS

         (3.1) FOOD, DRUG, AND COSMETIC ACT AND OTHER GUARANTEES. SARATOGA hereby guarantees to MISTIC that all articles comprising each shipment or other delivery of water pursuant to this Agreement, as of the time of delivery, shall not be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act and shall not be an article or articles which may not under the provisions of said Act be introduced into interstate commerce. SARATOGA further guarantees that all said articles shall comply with and be manufactured and shipped under and in accordance with all other applicable federal laws, rules and regulations as of the time of delivery, and that such articles shall be merchantable and fit for the intended purpose as of the time of delivery.

         (3.2) INDEMNIFICATION OF MISTIC. SARATOGA shall indemnify and save harmless LICENSEE from and against any loss, claim or damage, including reasonable attorney's fees, resulting from any breach of the above stated warranties by SARATOGA in connection with the shipment and delivery of water sold to MISTIC.



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         (3.3) THE TRADEMARK.

                  (1) SARATOGA represents and warrants to MISTIC that SARATOGA has the right to grant the license with respect to the use of the TRADEMARK hereby granted in accordance with the terms hereof.

                  (2) SARATOGA agrees that it will indemnify and hold MISTIC harmless from and against any and all costs, losses and liabilities, including reasonable attorney fees, arising out of or resulting from any claims that the authorized use by MISTIC of the TRADEMARK pursuant hereto, and any and all other of SARATOGA's distinctive markings, designs, labels or other marks used by LICENSEE pursuant to this Agreement infringe the trademarks of another, and SARATOGA will defend any such trademark infringement claim, suit, action or proceeding by any person, firm or corporation against MISTIC.

                  (3) Subject to Section 3.3 (1) hereof, MISTIC acknowledges the validity of and ownership by SARATOGA of the TRADEMARK and in connection with the sale of the BEVERAGES agrees to take no action which would prejudice or interfere with such validity or such ownership.

         (3.4) OTHER LICENSEES. So long as this Agreement remains in effect, SARATOGA agrees that it will not license any other individual, corporation, partnership, unincorporated association or other entity to manufacture or package and to distribute, sell or deal in the BEVERAGES for sale under the TRADEMARK within the TERRITORY and SARATOGA will not itself distribute, sell or deal in the BEVERAGES for sale under the TRADEMARK within the TERRITORY.

         (3.5) RIGHTS TO DESIGN AND FORMULAE. SARATOGA acknowledges that MISTIC owns the rights to the formulae, design and processes of the BEVERAGES.

SECTION 4.  COVENANTS OF BOTH PARTIES

         (4.1) FORCE MAJEURE. Neither MISTIC nor SARATOGA shall be held liable for any failure to comply with any of the terms of this Agreement to the extent any such failure is caused directly or indirectly by fire, strike, union or other labor problems, war (whether or not declared), riots, insurrection, government restrictions or other acts, or other causes beyond the control of or without fault on the part of either of them. Upon the occurrence of any event of the type referred to herein, the party affected thereby shall give prompt notice thereof to the other party, together with a description of such event and the duration for which such party expects its ability to comply with the provisions of this Agreements to be affected thereby. The party affected shall thereafter devote its best efforts to remedy to the extent possible the condition giving rise to such event and to resume performance of its obligations hereunder as promptly as possible.

         (4.2) INDEPENDENT CONTRACTOR. Nothing herein shall be deemed to constitute MISTIC and SARATOGA as partners, joint venturers or otherwise associated in or with the business of the other. MISTIC is and shall always remain an independent contractor and neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party, its agents or employees. Neither party is authorized to incur debts or other obligations of any kind on the part of or as agent for the other except as may be


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                  specifically authorized in writing. It is expressly recognized that no fiduciary relationship exists between the parties.

SECTION 5.  THIRD PARTY PRODUCTION

         (5.1) MISTIC ARRANGEMENTS. MISTIC will arrange for the manufacture and packaging of the BEVERAGES by third party producers. Such third party producers shall be subject to approval by SARATOGA, which approval will not be withheld unreasonably.

SECTION 6.  TERMINATION OF LICENSE

         (6.1) TERMINATION WITHOUT NOTICE. This Agreement and any and all rights of MISTIC hereunder and any and all obligations of SARATOGA hereunder shall immediately terminate upon the occurrence of any of the following:

                  (1)      The cessation by MISTIC of its business; or

                  (2) The insolvency of MISTIC, the filing by or against MISTIC of a voluntary or involuntary petition pursuant to any present or future act of the Federal Congress on the subject of bankruptcy, or the institution of any proceeding or arrangement by or against MISTIC relating to or in the nature of a bankruptcy, insolvency or assignment for the benefit of creditors, which proceeding or arrangement is consented to by MISTIC or is not dismissed or discontinued within thirty (30) days after the institution of such proceeding or arrangement.

         (6.2) TERMINATION BY SARATOGA UPON NOTICE. This Agreement may be terminated at any time by SARATOGA in the event that MISTIC shall fail to perform any of the covenants and obligations herein contained to be performed by MISTIC by written notice of such failure delivered to MISTIC by SARATOGA, stating the nature and character thereof and allowing MISTIC a reasonable period of time as determined and specified by SARATOGA in such notice to correct such failure, unless such failure of performance has resulted from an event of the type described in Section 4.1, in which case such notice shall allow MISTIC the period of time specified in the notice of such event from MISTIC to SARATOGA as necessary to correct such failure. If such failure has not been corrected by MISTIC within the period specified in the notice given under this Section 6.2, or under Section 4.1, SARATOGA may terminate this Agreement forthwith.

         (6.3) TERMINATION BY SARATOGA UPON CHANGE IN CONTROL. In the event of a change in control of MISTIC, SARATOGA may terminate this Agreement immediately upon written notice. For purposes of this Agreement, the term "change in control" shall mean (i) the acquisition by any person of 50% or more of the combined voting power of MISTIC or Triarc Companies, Inc. ("Triarc") or
                  (ii) a majority of the directors of MISTIC or Triarc being individuals who are not nominated by the board of directors of MISTIC or Triarc, as the case may be. The acquisition of any portion of the combined voting power of MISTIC or Triarc by Triarc Acquisition Group, L. P., Nelson Peltz or Peter May, or by any person affiliated with such persons, shall in no event constitute a change in control.

         (6.4) TERMINATION BY MISTIC UPON NOTICE. This Agreement may be terminated at any time by MISTIC in the event that SARATOGA shall fail to perform any of the covenants and obligations herein contained to be performed by SARATOGA upon sixty (60) days


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                  prior written notice to SARATOGA by MISTIC stating the nature and character thereof and allowing SARATOGA ninety (90) consecutive calendar days from the date of such notice to correct such failure, unless such failure of performance has resulted from an event of the type described in Section 4.1, in which case such notice shall allow SARATOGA the period of time specified in the notice of such event from SARATOGA to MISTIC as necessary to correct such failure. If such failure has not been corrected by SARATOGA within the period specified in the notice given under this Section 6.3, or under Section 4.1, MISTIC may terminate this Agreement forthwith.

         (6.5) VOLUNTARY TERMINATION BY MISTIC. MISTIC may elect at any time to cease its business under this Agreement entirely. If it so elects, it shall give SARATOGA sixty (60) days' prior written notice of its intention to do so. The termination of this Agreement shall be effective as of the expiration of such sixty (60) day period or such earlier date as any new licensee appointed by SARATOGA may commence business.

         (6.6) WAIVER. The failure of either party to give notice of non-performance or termination shall not constitute a waiver of the covenants, terms or conditions herein, or of the rights of either party thereafter to enforce such covenants, terms or conditions or to terminate this Agreement upon any subsequent occurrence or date.

SECTION 7.  MISCELLANEOUS

         (7.1) TERM. This Agreement shall commence on the date this Agreement has been signed by both parties hereto and shall remain in force indefinitely unless terminated in accordance with
                  Section 6 of this Agreement.

          (7.2) NOTICES. Any notice to be given pursuant to the provisions of this Agreement shall be in writing and shall be sent by registered mail, addressed in the case of SARATOGA to:

                                 Saratoga Beverage Group, Inc.
                                 Attention:   President
                                 11 Geyser Road
                                 Saratoga, New York

                         and in the case of notice to MISTIC to:

                                 Mistic  Brands, Inc.
                                 Attention:  President
                                 709 Westchester Avenue
                                 White Plains, NY  10604

         (7.3) ONLY AGREEMENT. This Agreement (which terms for the purpose hereof shall mean and include any and all Exhibits hereto) contains the complete agreement between the parties in respect of the subject matter hereof, and any and all prior agreements relating to the subject matter hereof are superseded in their entirety hereby. Except as specifically provided herein, this Agreement may not be amended or supplemented , nor


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                  any of the provisions hereof waived, except by an agreement in writing signed by SARATOGA and MISTIC.

         (7.4) GOVERNING LAW. This Agreement shall be interpreted and governed by the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

                                           SARATOGA BEVERAGE GROUP, INC.

Attest:

                                           By: /s/
--------------------------                      --------------------------
                                                  Robin Prever
(CORPORATE SEAL)


                                           MISTIC BRANDS, INC.

Attest:

                                           By: /s/
--------------------------                      -------------------------
                                                  Michael Weinstein
(CORPORATE SEAL)


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                                    EXHIBIT A




SARATOGA SPLASH FLAVORS:






CONTAINERS: 16-ounce, 1/2 liter and 1 liter colored PET bottles with sports caps.



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                                    EXHIBIT B



TERRITORY: The United States and its territories, excluding the New York counties of Kings, Queens, Bronx, Brooklyn, Richmond, Nassau and Suffolk, plus the islands located in the Caribbean Sea.



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